State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on March 25, 2011, to Articles of Incorporation for EWORLD INTERACTIVE, INC., a Florida corporation, as shown by the records of this office.

The document number of this corporation is P98000062582.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Thirtieth day of March, 2011

Kurt S. Browning
Secretary of State

CR2EO22 (01-07)

FILED
2011 MAR 25 AM 8:22
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Articles of Amendment
to
Articles of Incorporation
of

Eworld Interactive, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P98000062582

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

_______________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent: _______________

New Registered Office Address: _______________ *(Florida street address)*

_______________ *(City)*, Florida _______________ *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action
______	______________	______________	☐ Add ☐ Remove
______	______________	______________	☐ Add ☐ Remove
______	______________	______________	☐ Add ☐ Remove

E. **If amending or adding additional Articles, enter change(s) here:**
(attach additional sheets, if necessary). (Be specific)

This Corporation is authorized to issue one hundred and fifty million (150,000,000) shares, designated as "Common Stock" and five million (5,000,000) shares designated as "Preferred Stock," both shall have $0.001 par value. Each Common share issued and outstanding shall be entitled to one vote. The Preferred Shares shall be designated by the Board of Directors.

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(if not applicable, indicate N/A)

The date of each amendment(s) adoption: December 23, 2010
(date of adoption is required)

Effective date if applicable: ______________________
(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☑ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________."
(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 3/15/11

Signature Gerry Shirren
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Gerry Shirren
(Typed or printed name of person signing)

President
(Title of person signing)